UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is the text of notices first distributed to stock option holders of Interwave Communications International Ltd. on September 9, 2004, explaining the effect of the proposed amalgamation between Interwave and Alvarion on their Interwave stock options:

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

NOTICE OF ACQUISITION AND ASSUMPTION OF INTERWAVE STOCK OPTIONS
GRANTED UNDER

1994 STOCK PLAN OR 1999 OPTION PLAN

To:          Holders of outstanding options to purchase Interwave common shares granted under the 1994 Stock Plan or 1999 Option Plan

From:    Interwave Communications International Ltd.

Date:      September 9, 2004

Please read this notice carefully, since it explains the effect of the Acquisition (as defined below) on your options to purchase Interwave common shares.

You are presently the holder of one or more options to purchase common shares of Interwave Communications International Ltd., a Bermuda company (“Interwave”), that were granted to you under either the 1994 Stock Plan or 1999 Option Plan.

As you may be aware, on July 27, 2004, Interwave agreed to be acquired by Alvarion Ltd. (“Alvarion”) according to the terms of an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) by and among Alvarion, a wholly owned subsidiary of Alvarion (“Alvarion Mobile”), and Interwave, after the satisfaction of certain conditions (the “Acquisition”).  If the Acquisition is completed, holders of Interwave’s common shares will receive $5.75 in cash, without interest, for each common share of Interwave they own.  Upon completion of the Acquisition, the business of Interwave will continue as Alvarion Mobile, which will hold all of the assets and property of Interwave.

Please refer to the attached summary sheet, which contains information regarding your outstanding options under the 1994 Stock Plan and/or 1999 Option Plan as of October 1, 2004 (the estimated date of Acquisition) and their exercise prices.  Please note that the information contained in the summary sheet does not take into account any acceleration of vesting of your options as described below.

Alvarion’s Assumption of Options Granted Under the 1994 Stock Plan
and the 1999 Option Plan

By virtue of the Acquisition, Alvarion will assume all outstanding options to purchase Interwave common shares granted under either the 1994 Stock Plan or the 1999 Option Plan.  Each option assumed by Alvarion will continue to have, and will be subject to, the same terms and conditions as immediately prior to the Acquisition, except that:

•      The number of Alvarion ordinary shares your option will purchase will differ from the number of Interwave common shares your option could purchase prior to the Acquisition.  After the Acquisition, each assumed option will be exercisable (or will become exercisable in accordance with its terms) for that number of Alvarion ordinary shares (NASDAQ:  ALVR) equal to the product (rounded down to the nearest whole number) of the number of Interwave common shares that were issuable upon exercise of each assumed option immediately prior to the Acquisition multiplied by the “Option Exchange Ratio” (as defined below).

•      The exercise price to purchase each Alvarion ordinary share will differ from the exercise price per Interwave common share prior to the Acquisition.  After the Acquisition, the per share exercise price for the Alvarion ordinary shares issuable upon exercise of the assumed option will be equal to the quotient (rounded up to the nearest whole cent) determined by dividing the exercise price per Interwave common share at which the assumed option was exercisable immediately prior to the Acquisition by the “Option Exchange Ratio” (as defined below).

•      The number of Alvarion ordinary shares vested and the length of the remaining vesting period will differ from the number of Interwave common shares vested and the length of the remaining vesting period prior to the Acquisition.  On the date of the Acquisition, 25% of the unvested portion of any shares subject to the assumed option will accelerate and the remaining unvested shares will continue to vest according to the original vesting schedule applicable under the Interwave stock option over a period that has been shortened to the extent of this accelerated vesting.

•      “Option Exchange Ratio” means the quotient obtained by dividing (A) $5.75 by (B) the average closing price of Alvarion ordinary shares on the Nasdaq National Market over the five trading days up to and including the second trading day preceding the date of the Acquisition.

EXAMPLE:  Assume that the Acquisition will occur on October 1, 2004 and that the closing prices for Alvarion ordinary shares will be as follows:

Trading Day	Price
Thursday, 9/23	$11.50
Friday, 9/24	$11.30
Monday, 9/27	$11.60
Tuesday, 9/28	$11.70
Wednesday, 9/29	$11.40

Assume also that you are the holder of an option, granted under either the 1994 Stock Plan or the 1999 Option Plan on September 30, 2002, exercisable immediately prior to the Acquisition for 96 Interwave common shares at an exercise price of $3.00 per share.  The option is subject to a standard four-year vesting schedule (1/48th per month), pursuant to which 48 of the 96 Interwave common shares subject to the option will be vested as of the date of the Acquisition (50% of the total shares subject to the option).

If the Acquisition occurs, your option would become exercisable at an exercise price of $6.00 per share for 48 Alvarion ordinary shares, of which 30 shares subject to the option would be vested, as calculated below:

•      Average Closing Price of Alvarion Ordinary Shares = ($11.50 + $11.30 + $11.60 + $11.70 + $11.40)/5 = $11.50.

•      “Option Exchange Ratio” = $5.75 / $11.50 = 1/2.

•      Total Alvarion Ordinary Shares Subject to Option After Acquisition = 96 Interwave common shares x (1/2) = 48 Alvarion ordinary shares.

•      Exercise Price Per Avarion Ordinary Share After Acquisition = $3.00 / (1/2) = $6.00.

•      Original Interwave Vested Common Shares Converted To Alvarion Vested Ordinary Shares = 48 Interwave vested common shares x (1/2) = 24 Alvarion vested ordinary shares.

•      Additional Interwave Unvested Common Shares Converted to Alvarion Vested Ordinary Shares after 25% Acceleration = 48 Interwave unvested common shares x (1/2) x (.25) = 6 Alvarion vested ordinary shares.

•      Total Vested Alvarion Ordinary Shares After the Acquisition = 24 shares + 6 shares = 30 shares.

•      Total Unvested Alvarion Ordinary Shares After the Acquisition = 48 shares – 30 shares = 18 shares.

The unvested shares subject to the assumed option would vest according to the vesting schedule of the original Interwave option, or approximately 1 share per month, as calculated below.

•      Monthly Vesting Under Option Prior to Assumption = 96 Interwave common shares x (1/48) = 2 Interwave common shares per month.

•      “Option Exchange Ratio” = 1/2.

•      Monthly Vesting Under Option After Assumption = 2 Interwave common shares per month x (1/2) = 1 Alvarion ordinary share per month.

Questions

If you have any questions regarding the contents of this notice, please contact Shannyn McSheffrey of Interwave at (650) 314-2514 or Christopher Willard of Wilson Sonsini Goodrich & Rosati, P.C. at (650) 565-3511.

WE CURRENTLY ANTICIPATE THAT THE ACQUISITION WILL OCCUR ON OCTOBER 1, 2004 OR AS SOON THEREAFTER AS POSSIBLE.  IF THE ACQUISITION IS ABANDONED OR NOT CONSUMMATED FOR ANY REASON, YOUR OPTIONS WILL CONTINUE TO BE IN EFFECT UNDER THEIR ORIGINAL TERMS.

Very truly yours,

Erwin F. Leichtle
President and Chief Executive Officer

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

NOTICE OF ACQUISITION AND ASSUMPTION OF INTERWAVE STOCK OPTIONS
GRANTED UNDER

2001 SUPPLEMENTAL STOCK PLAN

To:          Holders of outstanding options to purchase Interwave common shares under the 2001 Supplemental Stock Plan

From:    Interwave Communications International Ltd.

Date:      September 9, 2004

Please read this notice carefully, since it explains the effect of the Acquisition (as defined below) on your options to purchase Interwave common shares.

You are presently the holder of one or more options to purchase common shares of Interwave Communications International Ltd., a Bermuda company (“Interwave”), that were granted to you under the 2001 Supplemental Stock Plan (the “2001 Plan”).

As you may be aware, on July 27, 2004, Interwave agreed to be acquired by Alvarion Ltd. (“Alvarion”) according to the terms of an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) by and among Alvarion, a wholly owned subsidiary of Alvarion (“Alvarion Mobile”), and Interwave, after the satisfaction of certain conditions (the “Acquisition”).  If the Acquisition is completed, holders of Interwave’s common shares will receive $5.75 in cash, without interest, for each common share of Interwave they own.  Upon completion of the Acquisition, the business of Interwave will continue as Alvarion Mobile, which will hold all of the assets and property of Interwave.

Please refer to the attached summary sheet, which contains information regarding your outstanding options under the 2001 Plan as of October 1, 2004 (the estimated date of Acquisition) and their exercise prices.  Please note that the information contained in the summary sheet does not take into account any acceleration of vesting of your options as described below.

Termination of Options Granted Under the 2001 Plan

If the Acquisition is completed, 25% of the unvested portion of each outstanding option granted under the 2001 Plan will accelerate, vest and become exercisable in connection with the Acquisition.  Each stock option under the 2001 Plan will terminate on the date of the Acquisition if not exercised prior to, or in connection with, the Acquisition.  You can exercise all or any part of the vested portion of your stock options under the 2001 Plan (including the 25% accelerated vesting) before the Acquisition conditioned on the completion of the Acquisition by following the instructions set forth below in “Conditional Exercise of Vested Portion of Options Granted Under the 2001 Plan.”

After the Acquisition, the Board of Directors of Alvarion will grant you a new option pursuant to an Alvarion stock option plan for the unvested portion of your stock options under the 2001 Plan (after taking into account the 25% accelerated vesting) with the following terms:

•      The number of Alvarion shares your new option will purchase.  The new option will become exercisable for that number of Alvarion ordinary shares (NASDAQ:  ALVR) equal to the product (rounded down to the nearest whole number) of the number of Interwave unvested common shares subject to your original Interwave stock option immediately prior to the Acquisition multiplied by the “Option Exchange Ratio” (as defined below).

•      The exercise price to purchase each Alvarion share.  The per share exercise price for the Alvarion ordinary shares issuable upon exercise of the new option will be equal to the quotient (rounded up to the nearest whole cent) determined by dividing the exercise price per Interwave common share at which your original Interwave stock option was exercisable immediately prior to the Acquisition by the “Option Exchange Ratio” (as defined below).

•      The vesting schedule.  The shares subject to the new option will continue to vest according to your original Interwave stock option’s vesting schedule, with a vesting commencement date as of the date of the Acquisition, over a period that has been shortened to the extent of the 25% accelerated vesting.

•      “Option Exchange Ratio” means the quotient obtained by dividing (A) $5.75 by (B) the average closing price of Alvarion ordinary shares on the Nasdaq National Market over the five trading days up to and including the second trading day preceding the date of the Acquisition.

EXAMPLE:  Assume that the Acquisition will occur on October 1, 2004 and that the closing prices for Alvarion ordinary shares will be as set forth below:

Trading Day	Price
Thursday, 9/23	$11.50
Friday, 9/24	$11.30
Monday, 9/27	$11.60
Tuesday, 9/28	$11.70
Wednesday, 9/29	$11.40

Assume also that you are the holder of an option, granted under the 2001 Plan on September 30, 2002, exercisable immediately prior to the Acquisition for 96 Interwave common shares at an exercise price of $3.00 per share.  The option is subject to a standard four-year vesting schedule (1/48th per month), pursuant to which 48 of the 96 Interwave common shares subject to the option would be vested as of the date of the Acquisition (50% of the total shares subject to the option).

If the Acquisition occurs, 25% of the unvested portion of your option (or 12 Interwave common shares) would vest, resulting in a total of 60 Interwave vested common shares subject to your option (48 shares originally vested + 12 additional shares from the accelerated vesting).  Your option would terminate on the date of the Acquisition, including your right to purchase these 60 vested Interwave common shares.  You can exercise this option with respect to these vested shares by following the instructions stated below in “Conditional Exercise of Vested Portion of Options Granted Under the 2001 Plan.”

After your option is terminated on the date of the Acquisition, the Board of Directors of Alvarion will grant you a new option pursuant to an Alvarion stock option plan exercisable for 18 Alvarion ordinary shares at an exercise price of $6.00 per share in place of the unvested portion of your Interwave option to purchase 36 Interwave common shares, as calculated below:

•      Average Closing Price of Alvarion Ordinary Shares  =  ($11.50 + $11.30 + $11.60 + $11.70 + $11.40)/5 = $11.50.

•      “Option Exchange Ratio” = $5.75 / $11.50 = 1/2.

•      Total Alvarion Ordinary Shares Subject to New Option After Acquisition = 36 Interwave unvested common shares x (1/2) = 18 Alvarion ordinary shares.

•      Exercise Price Per Alvarion Ordinary Share After Acquisition = $3.00 / (1/2) = $6.00.

The unvested shares subject to the new option would vest according to the vesting schedule of the original Interwave option, or approximately 1 share per month, as calculated below.

•      Monthly Vesting Under Original Option = 96 Interwave common shares x (1/48) = 2 Interwave common shares per month.

•      “Option Exchange Ratio” = 1/2.

•      Monthly Vesting Under New Option = 2 Interwave common shares per month x (1/2) = 1 Alvarion ordinary share per month.

Conditional Exercise of Vested Portion of Options Granted
Under the 2001 Plan

As discussed above, contingent upon the completion of the Acquisition, 25% of the unvested portion of your options granted under the 2001 Plan will accelerate, vest and become exercisable in connection with the Acquisition.  If you would like to conditionally exercise all or a portion of your vested options (including the 25% accelerated vesting) in order to be eligible to receive the Acquisition consideration of $5.75 per vested Interwave common share subject to your option minus the exercise price per share for your option, please fill out and execute the attached Conditional Exercise Notice and personally deliver or mail it to the address indicated at the top of the Conditional Exercise Notice.

If you deliver a Conditional Exercise Notice to Interwave and the Acquisition is completed, you will be entitled to receive, for each outstanding option under the 2001 Plan, a dollar amount equal to the product of the number of vested shares subject to the option (including the 25% accelerated vesting) and the difference between $5.75 and the exercise price of your option.  For example, if you hold a fully vested option to purchase 250 shares for $3.75 per share, you would be entitled to receive $500.00 [250 x ($5.75-$3.75)] after the Acquisition is completed.

In order to ensure sufficient time to process your option exercise, we must receive your Conditional Exercise Notice prior to September 24, 2004 (overnight Federal Express mail is highly recommended to ensure timely delivery).  If the Acquisition occurs and your Conditional Exercise Notice is not received prior to September 24, 2004, your options granted under the 2001 Plan will terminate on the date of the Acquisition, and you will not be entitled to receive any consideration in connection with the vested portion of your options.

Please note that if the exercise price of any outstanding option under the 2001 Plan is greater than $5.75 per share, you would be spending more to exercise your options than you would receive in the Acquisition.  Accordingly, you will not receive any consideration for these options in the Acquisition.  Moreover, if the Acquisition is abandoned or not consummated for any reason, your options will continue to be in effect under their original terms, and any Conditional Exercise Notice delivered by you to Interwave will be disregarded.

Questions

If you have any questions regarding the contents of this notice, please contact Shannyn McSheffrey of Interwave at (650) 314-2514 or Christopher Willard of Wilson Sonsini Goodrich & Rosati, P.C. at (650) 565-3511.

WE CURRENTLY ANTICIPATE THAT THE ACQUISITION WILL OCCUR ON OCTOBER 1, 2004 OR AS SOON THEREAFTER AS POSSIBLE.  IF THE ACQUISITION IS ABANDONED OR NOT CONSUMMATED FOR ANY REASON, YOUR OPTIONS WILL CONTINUE TO BE IN EFFECT UNDER THEIR ORIGINAL TERMS.

THE PROPOSED CORPORATE TRANSACTION IS COMPLEX.  YOU ARE STRONGLY URGED TO READ THIS NOTICE AND TO REVIEW YOUR STOCK OPTION AGREEMENT(S) AND APPLICABLE STOCK OPTION PLAN(S) WITH YOUR LEGAL, TAX AND FINANCIAL ADVISORS BEFORE YOU DECIDE WHAT ACTION YOU WILL TAKE.

Very truly yours,

Erwin F. Leichtle
President and Chief Executive Officer

FORM OF CONDITIONAL EXERCISE NOTICE

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

2001 SUPPLEMENTAL STOCK PLAN

FILL OUT, SIGN AND MAIL OR PERSONALLY DELIVER TO THE FOLLOWING ADDRESS BY
SEPTEMBER 24, 2004:

Shannyn McSheffrey

Interwave Communications International Ltd.

2495 Leghorn Street

Mountain View, CA 94043

Phone:  (650) 314-2514

The undersigned (“Optionee”) is the holder of one or more options (the “Option(s)”) to purchase common shares of Interwave Communications International Ltd., a Bermuda company (the “Company”), granted to Optionee under the 2001 Supplemental Stock Plan (the “Plan”).  Optionee hereby elects to exercise all of Optionee’s Option(s) under and pursuant to the Plan and their respective option agreements, to purchase all vested common shares of the Company issuable upon exercise of Option(s) as of the effective time of the Amalgamation (as defined below) that have an exercise price per share less than $5.75 (the “Shares”).  Such exercise shall be effective immediately prior to the effective time of the proposed amalgamation (the “Amalgamation”) between Alvarion Mobile, Inc., a wholly-owned subsidiary of Alvarion Ltd. (“Alvarion”) and the Company; provided, however, that in the event that the Amalgamation is not consummated prior to October 31, 2004, this Conditional Exercise Notice shall be null and void and of no further effect.  After taking into account the 25% accelerated vesting being granted in connection with the Amalgamation and assuming the Amalgamation occurs on October 1, 2004, you have          vested common shares under your Option(s) pursuant to the Plan with an exercise price per share less than $5.75.

Optionee herewith authorizes and instructs Alvarion and or any paying agent appointed by Alvarion to retain from the Amalgamation consideration payable to Optionee as a result of the conversion of the Shares into cash in the Amalgamation, an amount equal to the full purchase price of the Shares and to promptly deliver such amount to the Company on behalf of Optionee as payment in full of the purchase price.

After the effective time of the Amalgamation, Optionee will be entitled to receive for all Option(s) exercised hereunder a dollar amount equal to the difference between $5.75 and the exercise price of the Option(s) multiplied by the number of Shares purchased by Optionee pursuant to this Conditional Exercise Notice, subject to any withholding obligations of the Company.

The Shares shall be issued to Optionee immediately prior to the effective time of the Amalgamation.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option(s).  No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 12 of the Plan.

Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares.  Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.  Optionee further understands that the Company will withhold, as required, on any amounts received by Optionee in connection with the exercise of any Option(s) under the Plan.

The Plan and the Option Agreement(s) are hereby incorporated herein by reference.  All terms not otherwise defined herein shall have the meanings ascribed to them in the Plan and the Option Agreement(s).

Acknowledged and agreed:

OPTIONEE	INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

Signature:	By:
Name:	Name:
Address:	Title:
Received:

WHERE YOU CAN FIND ADDITIONAL INFORMATION

In connection with Interwave’s proposed amalgamation with Alvarion, on August 18, 2004, Interwave publicly filed a definitive proxy statement and has filed and will file other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC).  SECURITY HOLDERS OF INTERWAVE ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  Security holders of Interwave may obtain a free copy of the definitive proxy statement and other documents filed by Interwave with the SEC at the SEC’s Web site at http://www.sec.gov. The definitive proxy statement/prospectus and these other documents may also be obtained for free from Interwave, Investor Relations, 2495 Leghorn Street, Mountain View, California 94043, (650) 314-2500.

Interwave and Alvarion and their respective directors and executive officers and other members of their management and their employees may be deemed to be participants in the solicitation of proxies from the shareholders of Interwave with respect to the transactions contemplated by the amalgamation agreement. Information about the directors and officers of Interwave and their respective interests in the amalgamation are available in the definitive proxy statement filed with the SEC.  Interwave began mailing the definitive proxy statement to its shareholders on September 1, 2004.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Alvarion’s and Interwave’s management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward -looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: our limited history in completing acquisitions may adversely impact our ability to successfully integrate the business of Alvarion and Interwave; we may face liabilities and expenses in excess of those currently anticipated with respect to the acquisition of Interwave; we may be unable to retain key personnel of Interwave;  our inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; our inability to establish and maintain relationships with commerce, advertising, marketing, and technology providers; and other risks detailed from time to time in filings with the SEC. In addition, if Interwave does not receive required shareholder approvals or either company fails to satisfy other conditions to closing, the transaction will not be consummated. Factors affecting Interwave’s business generally include those set forth in Interwave’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year and its most recent Quarterly Report on Form 10-Q, especially in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K.